Exhibit 4.1

PROLOGIS, L.P.

as Issuer,

PROLOGIS, INC.,

as Parent Guarantor,

U.S. BANK NATIONAL ASSOCIATION

as Trustee,

ELAVON FINANCIAL SERVICES LIMITED, UK BRANCH

as European Paying Agent and European Transfer Agent,

and

ELAVON FINANCIAL SERVICES LIMITED,

as European Security Registrar

SEVENTH SUPPLEMENTAL INDENTURE

Dated as of February 20, 2014

Euro-Denominated Debt Securities

SEVENTH SUPPLEMENTAL INDENTURE

SEVENTH SUPPLEMENTAL INDENTURE, dated as of February 20, 2014 (this “Seventh Supplemental Indenture”), by and among PROLOGIS, L.P., a Delaware limited partnership (hereinafter called the “Company”), having its principal office at Pier 1, Bay 1, San Francisco, California 94111, PROLOGIS, INC., a Maryland corporation (hereinafter called the “Parent”), having its principal office at Pier 1, Bay 1, San Francisco, California 94111, as the parent guarantor, U.S. BANK NATIONAL ASSOCIATION, having its Corporate Trust Office at 633 West Fifth Street, 24th Floor, Los Angeles, CA 90071, as trustee under the Base Indenture referred to below (hereinafter called the “Trustee”), ELAVON FINANCIAL SERVICES LIMITED, UK BRANCH, having its Corporate Trust Office at 125 Old Broad Street, London EC2N 1AR, United Kingdom, as paying agent and transfer agent (hereinafter called the “European Paying Agent” and/or the “European Transfer Agent”) and ELAVON FINANCIAL SERVICES LIMITED, having its Corporate Trust Office at Block E, Cherrywood Business Park, Loughlinstown, Dublin, Ireland, as European security registrar (hereinafter called the “European Security Registrar”).

RECITALS OF THE COMPANY

WHEREAS, the Company, the Parent and the Trustee have heretofore entered into an Indenture, dated as of June 8, 2011, as amended by a First Supplemental Indenture, dated as of June 8, 2011, a Second Supplemental Indenture, dated as of June 8, 2011, a Third Supplemental Indenture, dated as of June 8, 2011, a Fourth Supplemental Indenture, dated as of June 8, 2011, a Fifth Supplemental Indenture, dated as of August 15, 2013, and a Sixth Supplemental Indenture, dated as of December 3, 2013 among the Company, the Parent and the Trustee (as so supplemented hereinafter called the “Base Indenture”), providing for the issuance by the Company from time to time of its senior debt securities evidencing its unsubordinated indebtedness (the “Securities”);

WHEREAS, Section 201 of the Base Indenture provides that the Registered Securities, if any, shall be in substantially the forms as shall be established in or pursuant to one or more indentures supplemental to the Base Indenture;

WHEREAS, Section 301 of the Base Indenture provides that various terms of, and provisions applicable to, unissued Securities may be established by the Company in or pursuant to one or more indentures supplemental to the Base Indenture or Board Resolutions;

WHEREAS, Section 901(5) of the Base Indenture permits the Company, the Parent and the Trustee to enter into a supplemental indenture, without the consent of the Holders of any Securities, to add to, change or eliminate any of the provisions of the Base Indenture in respect of one or more series of Securities;

WHEREAS, Section 901(7) of the Base Indenture permits the Company, the Parent and the Trustee to enter into a supplemental indenture, without the consent of the Holders of any Securities, to establish the form or terms of Securities of any series as provided by Sections 201 and 301 of the Base Indenture;

WHEREAS, the Company desires to issue and sell from time to time pursuant to the Base Indenture one or more series of euro-denominated Securities, the principal of, and premium or Redemption Price, if any, and interest on, which shall be payable in euros (as defined below) (the “Euro Notes”);

WHEREAS, the Company desires to amend and supplement the Base Indenture in accordance with its terms to facilitate the issuance from time to time of the Euro Notes; and

WHEREAS, all things necessary to make the Base Indenture, as hereby amended and modified, a valid agreement of the Company and the Parent, in accordance with its terms, have been done;

NOW, THEREFORE, THIS SEVENTH SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and of the covenants contained herein and in the Base Indenture, the Company, the Parent, the Trustee, the European Paying Agent, the European Security Registrar and the European Transfer Agent covenant and agree, for the equal and proportionate benefit of all Holders of Euro Notes of any series issued on or after the date of this Seventh Supplemental Indenture, as follows:

2

ARTICLE I

DEFINITIONS, CREATION, FORMS AND

TERMS AND CONDITIONS OF THE EURO NOTES

SECTION 1.01 Definitions. Capitalized terms used in this Seventh Supplemental Indenture and not otherwise defined shall have the meanings ascribed to them in the Base Indenture. Terms defined both herein and in the Base Indenture shall have the meanings assigned to them herein. All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Seventh Supplemental Indenture. The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Seventh Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision. In addition, the following terms shall have the following meanings to be equally applicable to both the singular and the plural forms of the terms defined:

“Certificated Euro Notes” has the meaning set forth in Article II.

“Clearstream” means Clearstream Banking, société anonyme.

“Code” has the meaning set forth in Section 4.12.

“Common Depositary” means any Person acting as the common depositary for Euroclear and Clearstream, which initially shall be Elavon Financial Services Limited.

“Company” has the meaning set forth in the first paragraph of this Seventh Supplemental Indenture.

“Corporate Trust Office” means the office of the Trustee at which, at any particular time, its corporate trust business shall be principally administered, which office at the date hereof is located at 633 West Fifth Street, 24th Floor, Los Angeles, CA 90071.

“Corporate Trust Office of the Paying Agent” means, initially, the office of Elavon Financial Services Limited, UK Branch, located at 125 Old Broad Street, London EC2N 1AR, United Kingdom.

“euro” or “€” means the single currency introduced at the third stage of the European Monetary Union pursuant to the Treaty establishing the European Community, as amended.

“Euro Business Day” means any day, other than a Saturday or Sunday, (1) which is not a day on which banking institutions in The City of New York or London are authorized or required by law, regulation or executive order to close and (2) on which the Trans-European Automated Real-Time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, is open.

“Euro Notes” has the meaning set forth in the Recitals of this Seventh Supplemental Indenture.

“Euroclear” means Euroclear Bank S.A./N.V.

“European Paying Agent” has the meaning set forth in the first paragraph of this Seventh Supplemental Indenture.

“European Security Registrar” has the meaning set forth in the first paragraph of this Seventh Supplemental Indenture.

“European Transfer Agent” has the meaning set forth in the first paragraph of this Seventh Supplemental Indenture.

“FATCA” has the meaning set forth in Section 4.14.

“FATCA Withholding Tax” has the meaning set forth in Section 4.12.

“Global Euro Note” means a permanent fully-registered global Euro Note in book-entry form, without coupons, substantially in the form of Exhibit A attached hereto.

“Indenture” means the Base Indenture, as further amended by this Seventh Supplemental Indenture.

“Parent” has the meaning set forth in the first paragraph of this Seventh Supplemental Indenture.

“Trustee” has the meaning set forth in the first paragraph of this Seventh Supplemental Indenture.

“U.S. Dollar” or “$” means the lawful currency of the United States of America.

“United States” means the United States of America (including the states and the District of Columbia and any political subdivision thereof).

“United States person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, including an entity treated as a corporation for United States income tax purposes, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source.

SECTION 1.02 Form of the Euro Notes. Euro Notes of any series shall be issued in the form of one or more Global Euro Notes, duly executed by the Company and authenticated by the Trustee without the necessity of the reproduction thereon of the corporate seal of the General Partner, which shall be deposited with, or on behalf of, Euroclear and Clearstream and shall be registered in the name of USB Nominees (UK) Limited, as nominee of Elavon Financial Services Limited, as common depositary for, and in respect of interests held through, Euroclear and Clearstream. Unless otherwise specified in accordance with Section 301 of the Base Indenture, the Euro Notes of any series shall be substantially in the form of Exhibit A attached hereto. So long as the Common Depositary or its nominee is the registered owner of a Global Euro Note, the Common Depositary or its nominee, as the case may be, shall be considered the sole owner or Holder of the Euro Notes represented by such Global Euro Notes for all purposes under the Indenture.

SECTION 1.03 Registration and Form. The Euro Notes of any series shall be issuable as Registered Securities as provided in Section 1.02 of this Seventh Supplemental Indenture without coupons. The Euro Notes of any series shall be issued and may be transferred only in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. All payments of principal, premium or Redemption Price, if any, and interest in respect of any Euro Notes shall be made by the Company in immediately available funds.

SECTION 1.04 Payments Falling on an Euro Business Day. If any interest payment date, maturity date or earlier redemption date applicable to the Euro Notes of any series falls on a day that is not an Euro Business Day, the required payment shall be made on the next Euro Business Day as if it were made on the date the payment was due and no interest shall accrue on the amount so payable for the period from and after that interest payment date, that maturity date or that redemption date, as the case may be, until the next Euro Business Day.

SECTION 1.05 Other Terms and Conditions. Except as expressly set forth herein, the Euro Notes of any series shall have such other terms and conditions as set forth in the Base Indenture and as established pursuant to Section 301 thereof.

ARTICLE II

TRANSFER AND EXCHANGE

SECTION 2.01 Transfer and Exchange.

(a) Global Euro Notes shall be exchanged by the Company for one or more Euro Notes in definitive, fully registered certificated form, without coupons (the “Certificated Euro Notes”) if (i) the Common Depositary notifies the Company that it is unwilling, unable or no longer qualified to continue as common depositary for the Global Euro Notes and the Company fails to appoint a successor common depositary within 90 calendar days; (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Certificated Euro Notes; or (iii) there has occurred and is continuing an Event of Default with respect to the Euro Notes. Whenever a Global Euro Note is exchanged for one or more Certificated Euro Notes, it shall be surrendered by the Holder of such Note thereof to the Trustee and cancelled by the Trustee. All Certificated Euro Notes issued in exchange for a Global Euro Note, a beneficial interest therein or a portion thereof shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Common Depositary (in accordance with its customary procedures).

(b) Any Holder of a Global Euro Note shall, by acceptance of such Global Euro Note, agree that transfers of beneficial interests in such Global Euro Note may be effected only through a book-entry system maintained by such Holder (or its agent), and that, subject to Section 2.01(a), ownership of a beneficial interest in the Euro Notes represented thereby shall be required to be reflected in book-entry form. Transfers of a Global Euro Note shall be limited to transfers in whole and not in part, to the Common Depositary, its successors and their respective nominees. Interests of beneficial owners in a Global Euro Note shall be transferred in accordance with the rules and procedures of Euroclear and Clearstream (or their respective successors).

(c) Payments (including principal, premium or Redemption Price, if any, and interest) and transfers with respect to Certificated Euro Notes shall executed at the office or agency maintained for such purpose in London (initially the Corporate Trust Office of the Paying Agent) or, at the Company’s option, by check mailed to the Holders of such Certificated Euro

Notes at the respective addresses set forth in the Security Register, provided that all payments (including principal, premium or redemption price, if any, and interest) on Certificated Euro Notes, for which the Holders thereof have given wire transfer instructions, shall be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. No service charge shall be made for any registration of transfer, other than payment of a sum sufficient to cover any tax or governmental charge, if any, payable in connection with that registration.

ARTICLE III

TRUSTEE AND PAYING AGENT

SECTION 3.01 Appointments. The Paying Agent and Transfer Agent for the Euro Notes of any series shall initially be Elavon Financial Services Limited, UK Branch (hereinafter called the “European Paying Agent” and/or the “European Transfer Agent”). The Company hereby initially designates the Corporate Trust Office of the Paying Agent as the office to be maintained by it where Euro Notes of any series may be presented for payment, registration of transfer or exchange, and where notices to or demands upon the Company in respect of the Euro Notes of any series or the Indenture may be served. The Security Registrar for the Euro Notes of any series shall initially be Elavon Financial Services Limited (hereinafter called the “European Security Registrar”) for the purposes of Section 1002 of the Indenture. The Company reserves the right at any time to vary or terminate the appointment of any Paying Agent or Security Registrar for the Euro Notes of any series, to appoint additional or other Paying Agents or Security Registrars for any series of Euro Notes and to approve any change in the office through which any Paying Agent or Security Registrar for the Euro Notes of any series acts. In furtherance of such appointment, the Trustee is hereby authorized and directed to execute and deliver one or more Agency Agreements among the Company, the Paying Agent, Transfer Agent and Security Registrar and the Trustee with respect to one or more series of the Euro Notes.

ARTICLE IV

MISCELLANEOUS PROVISIONS

SECTION 4.01 Ratification of Base Indenture. Except as expressly modified or amended hereby, the Base Indenture continues in full force and effect and is in all respects confirmed, ratified and preserved and the provisions thereof shall be applicable to the Euro Notes of any series and this Seventh Supplemental Indenture.

SECTION 4.02 Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Seventh Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 4.03 Successors and Assigns. All the covenants, stipulations, promises and agreements of the Company, the Parent, the Trustee, European Transfer Agent, European Security Registrar and the European Paying Agent contained in this Seventh Supplemental Indenture shall bind their respective successors and assigns whether so expressed or not.

SECTION 4.04 Official Acts by Successor Corporation. Any act or proceeding by any provision of this Seventh Supplemental Indenture authorized or required to be done or performed by any board, committee or officer of the Company, the Parent, the Trustee, European Transfer Agent, European Security Registrar or the European Paying Agent shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or entity that shall at the time be the lawful sole successor of the Parent, the Trustee, European Transfer Agent, European Security Registrar or the European Paying Agent, respectively.

SECTION 4.05 Separability Clause. In case any one or more of the provisions contained in this Seventh Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 4.06 Governing Law. THIS SEVENTH SUPPLEMENTAL INDENTURE, EACH EURO NOTE AND THE GUARANTEE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS ENTERED INTO AND TO BE PERFORMED THEREIN.

SECTION 4.07 Waiver of Jury Trial. EACH OF THE COMPANY, THE PARENT, THE TRUSTEE, THE EUROPEAN SECURITY REGISTRAR, THE EUROPEAN TRANSFER AGENT AND THE EUROPEAN PAYING AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE EURO NOTES, THE GUARANTEE OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 4.08 Counterparts. This Seventh Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

SECTION 4.09 Further Instruments and Acts. Upon request of the Trustee, European Security Registrar, European Transfer Agent or the European Paying Agent, the Company and the Parent shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Seventh Supplemental Indenture.

SECTION 4.10 Force Majeure. In no event shall the Trustee, European Transfer Agent, European Security Registrar or the European Paying Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee, European Transfer Agent, European Security Registrar and the European Paying Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 4.11 Addresses for Notices, Etc. Any notice or demand which by any provision of this Seventh Supplemental Indenture is required or permitted to be given or served by the Trustee, the European Paying Agent or by the Holders of Euro Notes on the Company shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to Prologis, L.P., Pier 1, Bay 1, San Francisco, California 94111, Attention: Chief Financial Officer. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to U.S. Bank National Association, 633 West Fifth Street, 24th Floor, Los Angeles, CA 90071, Attention: Corporate Trust Services/Prologis, L.P. The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications. Any notice, direction, request or demand hereunder to or upon the European Paying Agent shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to Elavon Financial Services Limited, UK Branch, 125 Old Broad Street, London EC2N 1AR, United Kingdom, Attention: MBS Relationship Management. The Trustee and the European Paying Agent, by notice to the Company, may designate additional or different addresses for subsequent notices or communications. Any notice or communication mailed to a Holder of Euro Notes shall be mailed to him by first class mail, postage prepaid, at his address as it appears on the Security Register and shall be sufficiently given to him if so mailed within the time prescribed. Failure to mail a notice or communication to a Holder of Euro Notes or any defect in it shall not affect its sufficiency with respect to other Holders of Euro Notes. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 4.12 Information Covenant. The Company hereby covenants with the Trustee and the European Paying Agent that it shall provide each of the Trustee and the European Paying Agent with sufficient information so as to enable each of the Trustee and the European Paying Agent to determine whether or not any of the Trustee and the European Paying Agent is obliged, in respect of any payments to be made by it pursuant to the Indenture, to make any withholding or deduction pursuant to an agreement described in Section 1471(b) of the United States Internal Revenue Code of 1986, as amended (the “Code”) or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations, or agreements thereunder or official interpretations thereof or any intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any law implementing such an intergovernmental agreement) (any such required withholding or deduction, a “FATCA Withholding Tax”).

SECTION 4.13 Right to Withhold. Each of the Trustee and the European Paying Agent shall be entitled to deduct FATCA Withholding Tax, and shall have no obligation to gross-up any payment hereunder or to pay any additional amount as a result of such FATCA Withholding Tax.

SECTION 4.14 Redirection Clause. If, for any reason, the European Paying Agent or any other European Paying Agent does not become, or ceases to be, a participating foreign financial institution or otherwise exempt from any FATCA Withholding Tax (i) the European Paying Agent or other Paying Agent shall give notice thereof to the Company as soon as reasonably practicable upon becoming aware of such fact and (ii) if as a result of such notice the

Company is required to deduct or withhold any amount pursuant to the Foreign Account Tax Compliance Act (“FATCA”) in respect of any payment due on the Euro Notes, then the Company shall be entitled to re-direct or reorganize any such payment in any way that it sees fit in accordance with the transaction documents in order that the payment may be made without such deduction or withholding. Neither the European Paying Agent nor any other Paying Agent shall be obliged to act on any instruction from the Company to it to redirect or reorganize any payment which would, in its opinion, result in the breach of its internal ‘know your customer’ checks and internal compliance procedures. Neither the European Paying Agent nor any other Paying Agent shall be liable to any other party for any loss or liability incurred by such party as a consequence of any redirection or reorganization by the Company.

SECTION 4.15 Money for Payments to be Held in Trust. No later than 10:00 a.m. (London time) (or such later time as the Company and the European Paying Agent may from time to time agree) on any due date (including any Redemption Date) of the principal of, and premium or Redemption Price, if any, and interest on (including the Redemption Price for), the Euro Notes, the Company shall irrevocably deposit with the European Paying Agent in immediately available funds, a sum sufficient to pay the principal of, and premium or Redemption Price, if any, and interest on (including the Redemption Price for), the Euro Notes of any series becoming due on such date, such sum to be held by the European Paying Agent in trust for the benefit of the Persons entitled to such payment and (unless the European Paying Agent is the Trustee), the Company shall promptly notify the Trustee of its action or failure so to act.

[This space intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Supplemental Indenture to be duly executed all as of the date first above written.

PROLOGIS, L.P.

By: Prologis, Inc., its sole General Partner

By:
Name: Title:

PROLOGIS, INC.

By:
Name: Title:

[Seventh Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name: Title:

[Seventh Supplemental Indenture]

ELAVON FINANCIAL SERVICES LIMITED, UK BRANCH, as European Paying Agent

By:
Name:
Title:

By:
Name:
Title:

ELAVON FINANCIAL SERVICES LIMITED, UK BRANCH, as European Transfer Agent

By:
Name:
Title:

By:
Name:
Title:

[Seventh Supplemental Indenture]

ELAVON FINANCIAL SERVICES LIMITED as European Security Registrar

By:
Name:
Title:

By:
Name:
Title:

[Seventh Supplemental Indenture]

Exhibit A

FORM OF GLOBAL NOTE

[FACE OF GLOBAL NOTE]

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK, S.A./N.V., AS OPERATOR OF THE EUROCLEAR SYSTEM (“EUROCLEAR”), AND CLEARSTREAM BANKING, SOCIÉTÉ ANONYME (“CLEARSTREAM” AND, TOGETHER WITH EUROCLEAR, “EUROCLEAR/CLEARSTREAM”), TO PROLOGIS, L.P. (THE “COMPANY”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF USB NOMINEES (UK) LIMITED OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF ELAVON FINANCIAL SERVICES LIMITED, AS COMMON DEPOSITARY (THE “COMMON DEPOSITARY”) FOR EUROCLEAR/CLEARSTREAM (AND ANY PAYMENT IS MADE TO USB NOMINEES (UK) LIMITED OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, USB NOMINEES (UK) LIMITED, HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL SECURITY AND IS REGISTERED IN THE NAME OF USB NOMINEES (UK) LIMITED, AS NOMINEE OF THE COMMON DEPOSITARY. UNLESS AND UNTIL THIS SECURITY IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE, CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE COMMON DEPOSITARY TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO THE COMMON DEPOSITARY OR ANOTHER NOMINEE OF THE COMMON DEPOSITARY OR BY THE COMMON DEPOSITARY OR A NOMINEE OF THE COMMON DEPOSITARY TO A SUCCESSOR COMMON DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR COMMON DEPOSITARY.

REGISTERED	PRINCIPAL AMOUNT
No. [ ]	€	[	]
ISIN No.: [ ]
COMMON CODE: [ ]
CUSIP No.: [ ]

PROLOGIS, L.P.

[                     ]% NOTE DUE [            ]

PROLOGIS, L.P., a limited partnership organized and existing under the laws of the State of Delaware (hereinafter called the “Company,” which term shall include any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to USB Nominees (UK) Limited, or registered assigns, upon presentation, the principal sum of [PRINCIPAL AMOUNT IN WORDS] (€[ ]) on [            ] and to pay interest on the outstanding principal amount thereon at the rate of [            ]% per annum, until the entire principal hereof is paid or made available for payment.

Interest shall accrue from [            ] or from the most recent Interest Payment Date to which interest has been paid or duly provided for, and be payable annually in arrears on [            ] of each year, commencing on [            ]. The interest so payable, and punctually paid or duly provided for on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest which shall be [            ] (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Interest on this Security shall be computed on the basis of an ACTUAL/ACTUAL (ICMA) (as defined in the rulebook of the International Capital Markets Association) day count convention. If any Interest Payment Date, maturity date or earlier date of redemption falls on a day that is not a Business Day, the required payment shall be made on the next Business Day as if it were made on the date the payment was due and no interest shall accrue on the amount so payable for the period from and after that Interest Payment Date, that maturity date or that date of redemption, as the case may be, until the next Business Day. For purposes of the notes, “Business Day” means any day, other than a Saturday or Sunday, (1) which is not a day on which banking institutions in The City of New York or London are authorized or required by law, regulation or executive order to close and (2) on which the Trans-European Automated Real-Time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, is open. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not more than 15 days and not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payment of the principal of, or premium or Redemption Price, if applicable, on, and interest on this Security shall be made at the office or agency maintained for such purpose in London, initially the corporate trust office of the Paying Agent, located at 125 Old Broad Street, London EC2N 1AR, United Kingdom, in euros.

Payments of principal of, premium or Redemption Price, if any, and interest in respect of this Security shall be made by wire transfer of immediately available funds in euros. If the euro is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company’s control or the euro is no longer used by the member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions within the international banking community, then all payments in respect of the Securities shall be made in U.S. Dollars until the euro is again available to the Company or so used. The amount payable on any date in euros shall be converted to U.S. Dollars on the basis of the Market Exchange Rate (as defined below) on the second Business Day before that payment is due, or if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate on or before the date that payment is due. Any payment in respect of the Securities so made in U.S. Dollars shall not constitute an event of default under the Indenture (as defined below). Neither the Trustee nor the Paying Agent (as defined below) shall be responsible for obtaining exchange rates, effecting conversions or otherwise handling redenominations. “Market Exchange Rate” means the noon buying rate in The City of New York for cable transfers of euros as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York.

Each Security of this series is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of June 8, 2011 (herein called the “Base Indenture”), among the Company, Prologis, Inc. (herein called the “Parent Guarantor,” which term includes any successor under the Indenture) and U.S. Bank National Association, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture with respect to the series of which this Security is a part), as amended by the first supplemental indenture, dated as of June 8, 2011, the second supplemental indenture, dated as of June 8, 2011, the third supplemental indenture, dated as of June 8, 2011, the fourth supplemental indenture, dated as of June 8, 2011, the fifth supplemental indenture, dated as of August 15, 2013, and the sixth supplemental indenture, dated as of December 3, 2013, and as further amended by the seventh supplemental indenture, dated as of February 20, 2014 (together with the Base Indenture, the “Indenture”), among the Company, the Parent Guarantor, the Trustee, Elavon Financial Services Limited, as security registrar, and Elavon Financial Services Limited, UK Branch, as paying agent (hereinafter called the “the Paying Agent,” which term includes any successor paying agent under the Indenture with respect to the series of which this Security is a part) and transfer agent, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Parent Guarantor, the Trustee, the Paying Agent and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

Securities of this series may be redeemed in whole at any time or in part from time to time at the option of the Company at a Redemption Price equal to the greater of

(1) 100% of the principal amount of the Securities to be redeemed; or

(2) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate plus [            ] basis points.

Notwithstanding the foregoing, if the Securities are redeemed on or after [            ], the Redemption Price shall be 100% of the principal amount of the Securities to be redeemed.

In each case the Company shall pay accrued and unpaid interest on the principal amount being redeemed to the date of redemption.

The following definitions apply with respect to the foregoing redemption provisions:

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an Independent Investment Banker, a German government bond whose maturity is closest to the maturity of the notes to be redeemed, or if the Independent Investment Banker in its discretion determines that such similar bond is not in issue, such other German government bond as such Independent Investment Banker may, with the advice of the Reference Bond Dealers, determine to be appropriate for determining the Comparable Government Bond Rate.

“Comparable Government Bond Rate” means the price, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), at which the gross redemption yield on the notes to be redeemed, if they were to be purchased at such price on the third Business Day prior to the date fixed for redemption, would be equal to the gross redemption yield on such Business Day of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by an Independent Investment Banker.

“Independent Investment Banker” means one of the Reference Bond Dealers that the Company appoints to act as the Independent Investment Banker from time to time.

“Reference Bond Dealer” means each of [            ] and their successors, and [            ] other firm[s] that [is a][are] broker[s] of, and/or market maker[s] in German government bonds (each a “Primary Bond Dealer”) which the Company specifies from time to time; provided, however, that if any of them ceases to be a Primary Bond Dealer, the Company shall substitute another Primary Bond Dealer.

The Securities are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the Securities. Except as specifically provided for herein, the Company shall not be required to make any payment for any tax, duty, assessment or governmental charge of whatever nature imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.

If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any taxing authority thereof or therein), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after [            ], the Company becomes or, based upon a written opinion of independent counsel selected by the Company, will become obligated to pay Additional Amounts (as defined below) with respect to the Securities, then the Securities may be redeemed at the option of the Company, in whole, but not in part, at a redemption price equal to 100% of the principal amount of the Securities, together with accrued and unpaid interest on the Securities to, but not including, the Redemption Date. Notice of any redemption shall be transmitted to Holders not more than 60 nor less than 30 days prior to the date fixed for redemption.

All payments in respect of the Securities shall be made by or on behalf of the Company without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature, imposed or levied by the United States or any taxing authority thereof or therein, unless such withholding or deduction is required by law. If such withholding or deduction is required by law, the Company shall, subject to certain exceptions provided for in the Indenture, pay to a Holder who is not a United States person (as defined in the Indenture) such additional amounts (the “Additional Amounts”) on the Securities as are necessary in order that the net payment by the Company or a paying agent of the principal of, and premium or Redemption Price, if any, and interest on, the Securities to such Holder, after such withholding or deduction, shall not be less than the amount provided in the Securities to be then due and payable.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Security and (b) certain restrictive covenants and the related defaults and Events of Default applicable to the Company, in each case, upon compliance by the Company with certain conditions set forth in the Indenture, which provisions apply to this Security.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of, and premium or Redemption Price, if any, on, all of the Securities of this series at the time Outstanding may be declared due and payable in the manner and with the effect provided in the Indenture.

As provided in and subject to the provisions of the Indenture, unless the principal of all of the Securities of this series at the time Outstanding shall already have become due and payable, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and the Trustee shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any interest on or after the respective due dates expressed herein.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company, the Parent Guarantor and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series of Securities then Outstanding affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium or Redemption Price, if applicable, on, and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any Place of Payment where the principal of, premium or Redemption Price, if applicable, on, and interest on this Security are payable duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in minimum denominations of €100,000 and any integral multiple of €1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee, the Paying Agent and any agent of the Company, the Trustee or the Paying Agent may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee, the Paying Agent nor any such agent shall be affected by notice to the contrary.

Except as provided in Article Sixteen of the Indenture, no recourse under or upon any obligation, covenant or agreement contained in the Indenture or in this Security, or because of any indebtedness evidenced thereby, shall be had against any promoter, as such, or against any past, present or future stockholder, partner, director, officer, employee, agent thereof or trustee, as such, of the Company or any Guarantor or of any successor thereof, either directly or through the Company or any Guarantor or any successor thereof, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of this Security by the Holder thereof and as part of the consideration for the issue of the Securities of this series.

THE INDENTURE AND THE SECURITIES, INCLUDING THIS SECURITY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused “CUSIP” numbers to be printed on the Securities of this series as a convenience to the Holders of such Securities. No representation is made as to the correctness or accuracy of such CUSIP numbers as printed on the Securities of this series, and reliance may be placed only on the other identification numbers printed hereon.

Capitalized terms used in this Security which are not defined herein shall have the meanings assigned to them in the Indenture.

[This space intentionally left blank.]

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the undersigned officer.

PROLOGIS, L.P. By: Prologis, Inc., its sole general partner

By:
Name: Title:

Attest

By:
Name: Title:

Dated: [                    ], 20[    ]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as trustee

By:
Authorized Officer

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL

SECURITY OR OTHER IDENTIFYING

NUMBER OF ASSIGNEE

(Please Print or Typewrite Name and Address including Zip Code of Assignee)

the within-mentioned Security of Prologis, L.P. and                     hereby does irrevocably constitute and appoint Attorney to transfer said Security on the books of the within-named Company with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as it appears on the first page of the within-mentioned Security in every particular, without alteration or enlargement or any change whatever.

GUARANTEE

FOR VALUE RECEIVED, the undersigned hereby, jointly and severally with any other Guarantors, unconditionally guarantees to the Holder of the accompanying [         ]% Note due[] (the “ Euro Note”) issued by Prologis, L.P. (the “Company”) under an Indenture, dated as of June 8, 2011 (together with the First Supplemental Indenture thereto, the Second Supplemental Indenture thereto, the Third Supplemental Indenture thereto, the Fourth Supplemental Indenture thereto, the Fifth Supplemental Indenture thereto, the Sixth Supplemental Indenture thereto and the Seventh Supplemental Indenture thereto, the “Indenture”) among the Company, Prologis, Inc., as parent guarantor, U.S. Bank National Association, as trustee thereunder (the “Trustee”), and Elavon Financial Services Limited, UK Branch, as paying agent, (a) the full and prompt payment of the principal of and premium or Redemption Price, if any, on such Note when and as the same shall become due and payable, whether at Stated Maturity, by acceleration, by redemption or otherwise, and (b) the full and prompt payment of the interest on such Note when and as the same shall become due and payable, according to the terms of such Note and of the Indenture. In case of the failure of the Company punctually to pay any such principal, premium or interest, the undersigned hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at Stated Maturity, upon acceleration, by redemption or otherwise, and as if such payment were made by the Company. The undersigned hereby agrees, jointly and severally with any other Guarantors, that its obligations hereunder shall be as principal and not merely as surety, and shall be absolute and unconditional, and shall not be affected, modified or impaired by the following: (a) the failure to give notice to the Guarantors of the occurrence of an Event of Default under the Indenture; (b) the waiver, surrender, compromise, settlement, release or termination of the payment, performance or observance by the Company or the Guarantors of any or all of the obligations, covenants or agreements of either of them contained in the Indenture or the Euro Notes; (c) the acceleration, extension or any other changes in the time for payment of any principal of or interest or any premium on any Euro Note or for any other payment under the Indenture or of the time for performance of any other obligations, covenants or agreements under or arising out of the Indenture or the Euro Notes; (d) the modification or amendment (whether material or otherwise) of any obligation, covenant or agreement set forth in the Indenture or the Euro Notes; (e) the taking or the omission of any of the actions referred to in the Indenture and in any of the actions under the Euro Notes; (f) any failure, omission, delay or lack on the part of the Trustee to enforce, assert or exercise any right, power or remedy conferred on the Trustee in the Indenture, or any other action or acts on the part of the Trustee or any of the Holders from time to time of the Euro Notes; (g) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings affecting the Guarantors or the Company or any of the assets of any of them, or any allegation or contest of the validity of this Guarantee in any such proceeding; (h) to the extent permitted by law, the release or discharge by operation of law of the Guarantors from the performance or observance of any obligation, covenant or agreement contained in the Indenture; (i) to the extent permitted by law, the release or discharge by operation of law of the Company from the performance or observance of any obligation, covenant or agreement contained in the Indenture; (j) the default or failure of the Company or the Trustee fully to perform any of its obligations set forth in the Indenture or the Euro Notes; (k) the invalidity, irregularity or unenforceability of the Indenture or the Euro Notes or any part of any thereof; (l) any judicial or governmental action affecting the Company or any Euro Notes or consent or indulgence granted to the Company by the Holders or by the Trustee; or (m) the recovery of any judgment against the Company or any action to enforce the same or any other circumstance which might constitute a legal or equitable discharge of a surety or guarantor. The undersigned hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger, sale, lease or conveyance of all or substantially all of its assets, insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Notice or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in such Note and in this Guarantee.

No reference herein to such Indenture and no provision of this Guarantee or of such Indenture shall alter or impair the guarantee of the undersigned, which is absolute and unconditional, of the full and prompt payment of the principal of and premium, if any, and interest on the Euro Note.

THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Euro Note shall have been executed by the Trustee under the Indenture referred to above by the manual signature of one of its authorized officers. The validity and enforceability of this Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

An Event of Default under the Indenture or the Euro Notes shall constitute an event of default under this Guarantee, and shall entitle the Holders of Notes to accelerate the obligations of the undersigned hereunder in the same manner and to the same extent as the obligations of the Company.

Notwithstanding any other provision of this Guarantee to the contrary, the undersigned hereby waives any claims or other rights which it may now have or hereafter acquire against the Company that arise from the existence or performance of its obligations under this Guarantee (all such claims and rights are referred to as “Guarantor’s Conditional Rights”), including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, or indemnification, any right to participate in any claim or remedy against the Company, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, including without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim or other rights. Guarantor hereby agrees not to exercise any rights which may be acquired by way of contribution under this Guarantee or any other agreement, by any payment made hereunder or otherwise, including, without limitation, the right to take or receive from any other Guarantor, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such contribution rights. If, notwithstanding the foregoing provisions, any amount shall be paid to the undersigned on account of the Guarantor’s Conditional Rights and either (i) such amount is paid to such undersigned party at any time when the indebtedness shall not have been paid or performed in full, or (ii) regardless of when such amount is paid to such undersigned party, any payment made by the Company to a Holder that is at any time determined to be a Preferential Payment (as defined below), then such amount paid to the undersigned shall be held in trust for the benefit of Holder and shall forthwith be paid to such Holder to be credited and applied upon the indebtedness, whether matured or unmatured. Any such payment is herein referred to as a “Preferential Payment” to the extent the Company makes any payment to Holder in connection with the Euro Note, and any or all of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise.

To the extent that any of the provisions of the immediately preceding paragraph shall not be enforceable, the undersigned agrees that until such time as the indebtedness has been paid and performed in full and the period of time has expired during which any payment made by the Company or the undersigned to a Holder may be determined to be a Preferential Payment, Guarantor’s Conditional Rights to the extent not validly waived shall be subordinate to Holders’ right to full payment and performance of the indebtedness and the undersigned shall not enforce any of Guarantor’s Conditional Rights until such time as the indebtedness has been paid and performed in full and the period of time has expired during which any payment made by the Company or the undersigned to Holders may be determined to be a Preferential Payment.

The obligations of the undersigned to the Holders of the Euro Notes and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article Sixteen of the Indenture and reference is hereby made to the Indenture for the precise terms of this Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

Capitalized terms used in this Guarantee which are not defined herein shall have the meanings assigned to them in the Indenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed.

Dated: [        ], 20[    ]

PROLOGIS, INC.

By:
Name: Title:

A-14